FORM 8-A/A

                     Securities and Exchange Commission
                           Washington, D.C. 20549

             For registration of certain classes of securities
                  pursuant to section 12(b) or (g) of the

                      Securities Exchange Act of 1934


                        The Williams Companies, Inc.
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           (Exact name of registrant as specified in its charter)

               Delaware                                  73-0569878
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   One Williams Center Tulsa, Oklahoma                      74172
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which each
to be so registered                       class is to be registered

Income PACS                               New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-73326 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         The description of the Registrant's Income PACS (the "Income PACS") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the FELINE PACS," "Description of the Purchase Contracts," "Description of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Notes" in the Prospectus Supplement, dated January 7, 2002, to the Prospectus dated December 27, 2001, included as a part of the Registration Statement on Form S-3 of The Williams Companies, Inc. (Registration No. 333-73326) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Income PACS shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1. Registration Statement on Form S-3 (Registration No. 333-73326) filed with the Securities and Exchange Commission on November 14, 2001 by The Williams Companies, Inc. (the "Company"), as amended (the "Registration Statement") is incorporated herein by reference.

2. Indenture used in connection with the issuance of the Notes which are a component of the Income PACS (incorporated by reference to Exhibit 4.1 to the Registration Statement).

3. Sixth Supplemental Indenture, dated January 14, 2002, between the Company and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's 8-K filed on January 23, 2002).

4. Form of Note (included in Exhibit 3).

5. Purchase Contract Agreement, dated January 14, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to Exhibit 4.3 to the Company's 8-K filed on January 23, 2002).

6. Form of Income PACS Certificate (included in Exhibit 5).

7. Pledge Agreement, dated January 14, 2002, among the Company, JPMorgan Chase Bank, as Collateral Agent, and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to Exhibit 4.5 to the Company's 8-K filed January 23, 2002).

8. Remarketing Agreement, dated January 14, 2002, among the Company, JPMorgan Chase Bank, as Purchase Contract Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (incorporated by reference to Exhibit 4.6 to the Company's 8-K filed on January 23, 2002).


                                 Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      THE WILLIAMS COMPANIES, INC.

                                      Date:  January 23, 2002

                                      By: /s/ Suzanne H. Costin
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                                      Name:  Suzanne H. Costin
                                      Title: Corporate Secretary